                                                                   Exhibit 10.13


                 GENERAL AND ADMINISTRATIVE SERVICES AGREEMENT


          GENERAL AND ADMINISTRATIVE SERVICES AGREEMENT dated as of April 30,
                                                                    --------
1999 (the  "Agreement"), between DIGEX, INCORPORATED, a Delaware corporation
            ---------
("Digex"), and INTERMEDIA COMMUNICATIONS INC., a Delaware corporation
-------
("Intermedia").
 ------------

                                 R E C I T A L S:
                                 - - - - - - - -

          Digex desires to retain Intermedia to provide certain general and administrative services, and Intermedia desires to provide such services to Digex, all on the terms and subject to the conditions set forth herein.

          In consideration of the foregoing recitals and the mutual agreements set forth herein, the parties agree as follows:

1.  Services by Intermedia.  On the terms and subject to the conditions set
    ----------------------
forth herein, Digex hereby retains Intermedia, and Intermedia hereby agrees, to provide to Digex the following services (collectively, the "Services"):
                                                            --------

     1.1. (a) Employee and labor relations services, administered through Intermedia's Employee Relations department ("Employee and Labor
                                                            ------------------
               Relations Services").
               ------------------

          (b) Employee training management services, administered through Intermedia's Training department ("Training Management
                                                  -------------------
               Services").

          (c) Compensation management services, administered through Intermedia's Benefits and Compensation department ("Compensation
                                                                   ------------
               Management Services").
               --------------------

          (d) Benefits management services, administered through Intermedia's Benefits and Compensation department ("Benefits Management
                                                     --------------------
               Services").
               ---------

          (e) Human resources information management services, administered through Intermedia's Human Resources Information Services department ("Human
                           ------

               Resources Information Management Services").  Throughout the
               ------------------------------------------
               earlier of the Term of this Agreement or the date upon which Intermedia's voting power of Digex Common Stock falls below 20%, Digex will provide Intermedia's Human Resources department with timely access to all personnel records in order to support proper distribution of payroll and to comply with all governmental reporting requirements.

     1.2 (a) Treasury management services, administered through Intermedia's Treasury department ("Treasury Management Services").
                                     ----------------------------

          (b) Tax services, including the filing of federal and state tax returns and administered through Intermedia's Tax department ("Tax Services").
               --------------

          (c) Services administered through Intermedia's Corporate Development department to assist Digex in identifying, evaluating and structuring potential mergers and acquisitions ("Acquisition
                                                                -----------
               Services").
               --------

          (d) General accounting services, administered through Intermedia's Accounting department ("Accounting Services").
                                       -------------------

          (e) Credit, collections and accounts receivable services, administered through Intermedia's Accounting department ("Credit,
                                                                         -------
               Collections and Accounts Receivable Services").
               --------------------------------------------

          (f) Administrative services, such as travel management, building maintenance, mailroom, security and other administrative services, administered through Intermedia's Administration department ("Administrative Services").
                            -----------------------

          (g) Financial planning and analysis services, administered through Intermedia's Financial Planning and Enterprise Reporting department ("Financial Planning and Analysis Services").
                            ----------------------------------------

          (h) Investor relations services, administered through Intermedia's Investor Relations department ("Investor Relations Services").
                                              -----------------------------

     1.3 (a) Legal services, administered through Intermedia's Legal department ("Legal Services").
                            --------------

     1.4 Information management services in support of Digex's Information Services department, administered through Intermedia's Information Services department ("Information Management Services").
            ---------------------------------

2.      Insurance.  The parties acknowledge that, as of the date of this
        ----------
Agreement, Digex has general liability, property and casualty, automotive, worker's compensation, and certain others insurance coverage under certain of Intermedia's insurance policies, which are listed in Schedule A. Intermedia
                                                     ----------
shall take all commercially reasonable actions to maintain during the Term such coverage for Digex under such existing and successor insurance policies; provided, that Digex may at any time notify Intermedia in writing that Digex has
--------
obtained, or arranged for, comparable, and otherwise customary, reasonable and proper, insurance policies in its own name, and request that Intermedia discontinue such insurance coverage for Digex effective as of a date specified in such notice which shall be no sooner than 90 days after delivery of such notice to Intermedia. Intermedia shall periodically invoice Digex for Digex's pro rata portions of the premiums paid and related costs incurred, by Intermedia in connection with maintaining such insurance coverage for Digex, including any termination charges in the event Digex elects to discontinue coverage. Digex shall pay to Intermedia the amounts so invoiced within 30 days after delivery of each such invoice to Digex.

3.      Independent Contractor; No Authority to Bind; Access to Books and
        -----------------------------------------------------------------
Records; Designated Representatives.
-----------------------------------

     3.1. Intermedia shall perform its services hereunder as an independent contractor. Employees of Intermedia performing services in connection with this Agreement shall be and remain employees of Intermedia and not of Digex, and Intermedia shall be responsible for all taxes, wages and benefits of its employees and for all other costs, expenses and overhead incurred by Intermedia in performing its obligations hereunder, except as specifically provided herein. Intermedia is not and shall not be deemed to be the legal representative or agent of Digex for any purpose other than to collect payments for the account of Digex in providing the services described in Section 1.2(e). Intermedia may, in its reasonable discretion, provide some of the Services through, or in conjunction with, one or more of Intermedia's outside providers of such Services.

     3.2 Neither party shall have the right nor authority to act or bind the other in any way or to sign the name of the other or to represent that the other is in any way responsible for its acts or omissions.

     3.3. In connection with Intermedia's performance of the Services, (a) Digex shall provide to Intermedia all information, materials and data belonging to or available to Digex as reasonably determined by Intermedia to be necessary or appropriate to enable Intermedia to perform the Services, and (b) Intermedia shall have full and complete access, at reasonable times and on reasonable prior notice to Digex, to all of Digex's books of account and business records, including, without limitation, personnel records, sales and purchase contracts and invoices.

     3.4 Throughout the Term, Intermedia shall have an employee designated as the primary contact and representative responsible for communicating with, and coordinating the provision of Services to, Digex for and with respect to each category of Services. The names and contact information of Intermedia's designees with respect to each category of Services, as of the date of this Agreement, are set forth in Schedules B. Intermedia may, from time to time,
                            -----------
change such designee and contact information with respect to one or more Services by delivering written notice thereof to Digex, and such change shall be effective as of the date of delivery of such notice.

     3.5 Within 15 days after the end of each calendar month, Intermedia will provide to Digex a written report describing in reasonable detail all of the Services performed by Intermedia during the preceding month.

4.   Term; Termination.
     -----------------

     4.1 The term of this Agreement shall be, unless sooner terminated as provided herein, for an initial period of two years commencing on the date hereof (the "Term").
             ----

     4.2 Digex may terminate the Term at any time when Intermedia does not own more than 50% of the voting power of the outstanding Common Stock of Digex by giving Intermedia written notice, signed by Digex's President or Chief Executive Officer, of such termination at least 90 days prior to the effective date of such termination.

5.   Compensation for Services; Disbursements.
     ----------------------------------------

     5.1. In consideration for the Services rendered by Intermedia hereunder, Digex shall pay to Intermedia the following service fees (the "Service Fees"):

         (a) with respect to each calendar month during the period commencing on April 1, 1999 and ending on March 31, 2000, the fixed monthly Service Fee set forth for such month in Schedule C; and
                                                        ----------

         (b) with respect to each calendar month during the period commencing on April 1, 2000 and ending on March 31, 2001, the monthly Service Fee shall equal the difference obtained by subtracting from (i) the Service Fee payable with respect to the immediately preceding month (ii) the product obtained by multiplying (x) the total monthly salary expense for all employees hired by Digex during such preceding month to perform any of the functions included in the Services, by (y) 1.35.

     5.2 All disbursements for costs, fees, expenses and other payments that are determined by Intermedia to be reasonably necessary or appropriate in connection with the

Services shall be made directly by Digex upon presentation to it by Intermedia of a check request or authorization, together with reasonable supporting documentation if requested by Digex; provided, however, that Intermedia
                                     -------- --------
may make a disbursement on behalf of Digex, and Digex shall reimburse Intermedia therefor as provided in Section 5.3, if, in Intermedia's good faith judgment, such disbursement by Intermedia is advisable based on the circumstances and timing requiring the disbursement.

     5.3 The Service Fee with respect to each month during the Term shall be due and payable by Digex to Intermedia on or prior to the 30th day of each subsequent month, together with all other amounts that may be owing to Intermedia as of the first day of such month for disbursements and expenditures made on behalf of Digex during the preceding month.

6.   Indemnification.
     ---------------

     6.1  Digex shall indemnify and hold harmless Intermedia, its agents and affiliates, and their respective officers, directors and employees, from and against any and all losses, damages, injuries, claims, demands, liabilities, costs and expenses (including reasonable attorneys' and other professionals' fees and expenses and herein collectively referred to as "Losses") attributable
                                                          ------
to, arising from or caused by the provision of Services by Intermedia pursuant to this Agreement, except for Losses attributable to, arising from or caused by a breach of this Agreement by Intermedia or Intermedia's willful misconduct or gross negligence.

     6.2 Intermedia shall indemnify and hold harmless Digex, its agents, affiliates, and their respective officers, directors and employees from and against any and all Losses attributable to, arising from or caused by Intermedia's failure in any material respect to perform the Services pursuant to and in accordance with this Agreement or by Intermedia's willful misconduct or gross negligence in the performance of the Services, except for Losses attributable to, arising from or caused by a material breach of this Agreement by Digex or Digex's willful misconduct or gross negligence.

7.   Limitation of Liability.  NOTWITHSTANDING ANYTHING TO THE CONTRARY SET
     -----------------------
FORTH HEREIN, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY, ANY OF ITS CUSTOMERS OR ANY OTHER PERSONS FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOSSES (INCLUDING DAMAGES FOR LOSS OF BUSINESS, LOSS OF PROFITS, OR THE LIKE), WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, EVEN IF A PARTY OR ITS REPRESENTATIVES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.  Force Majeure.  Neither party shall be deemed to be in default hereunder or
    -------------
have failed or delayed to perform any obligation hereunder if it is prevented from, or delayed in, performing any such obligation by reason of force majeure, act of God, labor strike, civil unrest or similar occurrence which is beyond the control of such party. The party affected by any of the foregoing shall advise the other party as soon as possible about any threatened or existing circumstance that may result in a failure or delay in performance, and use such party's commercially reasonable efforts to commence or resume performance as soon as possible.

9.  Notices.  All notices, consents, approvals, instructions and other
    -------
communications required or permitted under this Agreement (collectively, "Notice") shall be effective only if given in writing and shall be considered to
 ------
have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed (on the same date) by certified or registered mail, return receipt requested, postage prepaid, or
(iii) received by the addressee, if sent by Express Mail, Federal Express or other reputable express delivery service (receipt requested), or by first class certified or registered mail, return receipt requested, postage prepaid. Notice shall be sent in each case to the appropriate addresses or telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may from time to time designate as to itself by notice similarly given to the other parties in accordance herewith, which shall not be deemed given until received by the addressee). Notice shall be given:

           (a)  to Digex at:

                Digex, Incorporated
                One Digex Plaza
                Beltsville, Maryland 20705
                Attention:  Ms. Nancy Faigen
                            President
                Telecopier: (301) 847-6694

           (b)  to Intermedia at:

                Intermedia Communications
                3625 Queen Palm Drive
                Tampa, Florida  33619

                Attention:  the person(s) designated pursuant to Section 3.4 with respect to a particular Service or Services

            with copies to:

                Attention:  Mr. Lawrence Sledge
                            Senior Director - Corporate Development
                Telecopier: (813) 829-2470
            and

                Attention:  Patricia A. Kurlin, Esq.
                            Senior Vice President and General Counsel
                Telecopier: (813) 829-2312

10.  Entire Agreement.  This Agreement constitutes the entire agreement of the
     ----------------
parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, including without limitation the General and Administrative Services Agreement, dated as of April 26, 1999, between the parties with respect to the same or any similar subject matter.

11.  Governing Law.  This Agreement is made under and shall be governed by and
     -------------
construed in accordance with the laws of the State of Florida without giving effect to principles of conflicts of laws.

12.  Assignment.  Neither party hereto may assign its rights hereunder without
     ----------
the prior written consent of the other party, which may be granted or withheld at the sole discretion of such other party. This Agreement and all of the provisions hereof shall be binding upon and inure only to the benefit of the parties hereto and their respective successors and permitted assigns, it being the intention of the parties that no person shall be a third party beneficiary of any provisions of this Agreement.

13.  No Waiver.  The failure of a party to insist on strict adherence to any
     ---------
term of this Agreement on any occasion shall not be considered a waiver of, or deprive that party of the right thereafter to insist upon strict adherence to, that term or any other term of this Agreement. Any waiver must be in writing signed by the party against which such waiver may be asserted. No waiver or consent to any action on any one occasion shall be deemed to be or imply a waiver or consent to other actions or similar actions not specifically waived or consented to.

14.  Amendments in Writing.  Amendments to or modifications of this Agreement
     ---------------------
and Schedule C hereto shall only be valid if made in writing and signed by both parties hereto. Any such amendments or modifications which are material, and any extensions or renewals of the Term shall be approved by the board of directors of Digex, including by a majority of its directors who are not officers or directors of Intermedia.


                           [INTENTIONALLY LEFT BLANK]

15.  Headings.  The headings in this Agreement are intended solely for
     --------
convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on July _____, 1999 by their duly authorized representatives, effective as of the day and year first above written.

                                        DIGEX, INCORPORATED


                                        By: /s/ Mark K. Shull
                                            ---------------------------
                                        Name:
                                        Title:


                                        INTERMEDIA COMMUNICATIONS, INC.


                                        By: /s/ Robert Manning
                                            ---------------------------
                                        Name:
                                        Title:

                                  SCHEDULE A

                              Insurance Policies
                              ------------------

Digex is covered under the following Intermedia corporate policies:

Property
Crime
General Liability
Business Auto
Umbrella
Foreign Liability
Errors & Omissions Liability
Fiduciary Liability
Aviation Liability & Physical Damage
Workers' Compensation
Director's & Officer's

                                   SCHEDULE B

                          Intermedia's Representatives
                          ----------------------------


Services:                                                Intermedia Representative:
--------                                                 --------------------------
Employee and Labor Relations Services                    Ms. Alicia Kriz       813-829-4701

Training Management Services                             Ms. Patricia Kurlin   813-829-2438

Compensation Management Services                         Ms. Patricia Kurlin   813-829-2438

Benefits Management Services                             Ms. Patricia Kurlin   813-829-2438

Human Resources Information Management Services          Ms. Patricia Kurlin   813-829-2438

Treasury Management Services                             Mr. Ray Lawless       813-829-6721

Tax Services                                             Ms. Jeanne Walters    813-829-2456

Acquisition Services                                     Mr. Lawrence Sledge   813-829-2450

Accounting Services                                      Ms. Jeanne Walters    813-829-2456

Credit, Collections and Accounts Receivable Services     Ms. Jeanne Walters    813-829-2456

Administrative Services                                  Mr. John Carter       813-829-7700

Financial Planning and Analysis Services                 Ms. Jeanne Walters    813-829-2456

Investor Relations Services                              Mr. Curtis Lightburn  813-829-2408

Legal Services                                           Ms. Patricia Kurlin   813-829-2438

Information Management Services                          Mr. Tim Tuck          813-829-2218

                                   SCHEDULE C

                             Monthly Management Fee
                             ----------------------
                         (Dollar amounts in thousands)

Month                     Year                      Fee
==========================================================

April                     1999                   $2,000.00
----------------------------------------------------------

May                       1999                   $2,000.00
----------------------------------------------------------

June                      1999                   $2,000.00
----------------------------------------------------------

July                      1999                   $1,500.00
----------------------------------------------------------

August                    1999                   $1,500.00
----------------------------------------------------------

September                 1999                   $1,500.00
----------------------------------------------------------

October                   1999                   $1,000.00
----------------------------------------------------------

November                  1999                   $1,000.00
----------------------------------------------------------

December                  1999                   $1,000.00
----------------------------------------------------------

January                   2000                   $1,000.00
----------------------------------------------------------

February                  2000                   $1,000.00
----------------------------------------------------------

March                     2000                   $1,000.00
----------------------------------------------------------